UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2024

COMSTOCK INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2024, Comstock Inc. (the “Company”) executed a binding membership interest purchase agreement (the “Purchase Agreement”) with Mackay Precious Metals Inc. (“Mackay”) pursuant to which the Company sold all of Comstock’s right, title, and interest in and to Comstock Northern Exploration LLC, a Nevada limited liability company, and the Company’s 25% interest in and to Pelen Limited-Liability Company, a Nevada limited liability company, to Mackay, for an aggregate purchase price of $2,750,000, of which $1,300,000 was paid in cash, with another $450,000 due on or before February 15, 2025 and $1,000,000 to be paid in either cash or stock; plus a 1.5% royalty of Net Smelter Returns, pursuant to and as defined in the NSR Royalty Agreement by and between the Company and Mackay, also dated December 18, 2024 (the “Royalty Agreement”).

The foregoing summary of the terms of the Purchase Agreement and Royalty Agreement are not intended to be exhaustive and are qualified in their entirety by the terms of the Purchase Agreement and Royalty Agreement, as applicable, copies of which are attached hereto as Exhibits 10.1 and 10.2 respectively and are incorporated by reference herein.

A copy of the press release announcing the transactions contemplated by the Purchase Agreement and Royalty Agreement is attached as Exhibit 99.1 to the Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on June 30, 2023, the Company entered into a binding Mineral Exploration and Mining Lease Agreement (the “Lease Agreement”), with Mackay for certain owned or controlled fee tracts, patented mining claims, and unpatented mining claims located in Nevada and described in the Lease.

On December 18, 2024, the Company and Mackay mutually agreed to terminate the Lease Agreement subject to the terms of a lease termination agreement establishing their relative rights, duties, and obligation under the Lease Agreement up through and including the effective date of the lease termination agreement; and establishing their relative rights, duties, and obligations following the effective date of the lease termination agreement. An additional $500,000 in pro-rata lease expenses are also due on or before February 15, 2025.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1 Purchase Agreement
10.2 Royalty Agreement
99.1 Press Release
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK INC.

Date: December 20, 2024	By:	/s/ Corrado De Gasperis
Corrado De Gasperis Executive Chairman and Chief Executive Officer